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                                                                   EXHIBIT 10.11

                                                               EXECUTION VERSION
                                    EXHIBIT E

                         FORM OF SUBORDINATION AGREEMENT

          This Subordination Agreement (this "AGREEMENT") dated April 26, 2004, is between _______________ ("JUNIOR CREDITOR"), TOUCAN CAPITAL FUND II, L.P. ("SENIOR CREDITOR") and Northwest Biotherapeutics, Inc., a Delaware corporation ("BORROWER").

                                    RECITALS

          A. Borrower has requested and/or obtained credit from Senior Creditor which may be secured by its assets and property.

          B. Junior Creditor has previously extended credit to Borrower and/or may later extend other credit to Borrower.

          C. To induce Senior Creditor to extend credit to Borrower and make further extensions of credit to or for Borrower, or to purchase or extend credit pursuant to any instrument or writing on which Borrower is liable or to grant renewals or extensions of any loan, extension of credit, purchase, or other accommodation Junior Creditor is willing to subordinate: (i) all of Borrower's indebtedness and obligations to Junior Creditor, existing now or later (the "SUBORDINATED DEBT") to all of Borrower's indebtedness and obligations to Senior Creditor; and (ii) all of Junior Creditor's security interests, to all of Senior Creditor's security interests in the Borrower's property.

THE PARTIES AGREE AS FOLLOWS:

          1. Junior Creditor subordinates to Senior Creditor any security interest, lien or encumbrance that it has in any Collateral of Borrower (as defined in the Loan Agreement, Security Agreement and 10% Convertible, Secured Promissory Note dated April 26, 2004 between Borrower and Senior Creditor, the "LOAN AGREEMENT"). Despite attachment or perfection dates of Junior Creditor's security interest and Senior Creditor's security interest, Senior Creditor's security interest in the Collateral is prior to and senior to Junior Creditor's security interest.

          2. All Subordinated Debt payments are subordinated to all of Borrower's obligations to Senior Creditor existing now or later, together with collection costs of the Obligations (including attorneys' fees) including, but not limited to, interest accruing after any bankruptcy, reorganization, or similar proceeding and all obligations under the Loan Agreement (the "SENIOR DEBT").

          3. Junior Creditor will not:

             (A) demand or receive from Borrower (and Borrower will not pay) any part of the Subordinated Debt, by payment, prepayment, or otherwise,

             (B) exercise any remedy against Borrower or the Collateral, or


                                       1.
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                                                               EXECUTION VERSION

             (C) accelerate the Subordinated Debt, or begin or participate in any action against Borrower, until all the Senior Debt is paid. This does not prohibit Junior Creditor from converting any Subordinated Debt into equity securities of Borrower, whether voluntarily or automatically pursuant to the provisions of the Subordinated Debt.

          4. Junior Creditor must deliver to Senior Creditor in the form received (except for endorsement or assignment by Junior Creditor) any payment, distribution, security or proceeds it receives on the Subordinated Debt other than according to this Agreement.

          5. These provisions remain in full force and effect, despite Borrower's bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, or any case or proceeding under any bankruptcy, insolvency or similar law, and Senior Creditor's claims against Borrower and Borrower's estate will be fully paid before any payment is made to Junior Creditor.

          6. Until the Senior Debt is paid, Junior Creditor irrevocably appoints Senior Creditor as its attorney-in-fact, with power of attorney with power of substitution, in Junior Creditor's name or in Senior Creditor's name, for Senior Creditor's use and benefit without notice to Junior Creditor, to do, if the Senior Creditor so desires at its sole discretion, the following in any bankruptcy, insolvency or similar proceeding involving Borrower:

             (A) file any claims for the Subordinated Debt for Junior Creditor if Junior Creditor does not do so at least 30 days before the time to file claims expires, and

             (B) accept or reject any plan of reorganization or arrangement for Junior Creditor and vote Junior Creditor's claims in respect of the Subordinated Debt in any way it chooses.

          7. Junior Creditor will immediately put a legend on the Subordinated Debt instruments that the instruments are subject to this Agreement. Other than as provided in that certain First Amendment to Convertible Secured Promissory Note dated of even date herewith by and between Junior Creditor and Borrower, no amendment of the Subordinated Debt documents will modify this Agreement in any way that terminates or impairs the subordination of the Subordinated Debt or the subordination of the security interest or lien that Senior Creditor has in Borrower's property. For example, instruments may not be amended to (a) increase the interest rate of the Subordinated Debt, or (b) accelerate payment of principal or interest or any other portion of the Subordinated Debt.

          8. This Agreement is effective for so long as Borrower owes any amounts to Senior Creditor. If, after full payment of the Senior Debt, Senior Creditor must disgorge any payments made on the Senior Debt, this Agreement, and the relative rights and priorities provided in it, will be reinstated as to all disgorged payments as though the payments had not been made, and Junior Creditor will immediately pay Senior Creditor all payments received under the Subordinated Debt to the extent the payments would have been prohibited under this Agreement. At any time, without notice to Junior Creditor, Senior Creditor may take actions it considers appropriate on the Senior Debt such as terminating advances, increasing the principal, extending the time of payment, increasing interest rates, renewing, compromising or otherwise amending any documents affecting the Senior Debt and any collateral securing the Senior Debt, and

                                       2.
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                                                               EXECUTION VERSION

enforcing or failing to enforce any rights against Borrower or any other person. No action or inaction will impair or otherwise affect Senior Creditor's rights under this Agreement. Junior Creditor waives any benefits that it has that permit a subordinating creditor to assert suretyship and/or similar defenses or that give the subordinating creditor rights to require a senior creditor to marshal assets. Junior Creditor will not assert any such defense or right.

          9. This Agreement binds Junior Creditor, its successors and assigns, and benefits Senior Creditor's successors and assigns. This Agreement is for Junior Creditor's and Senior Creditor's benefit and not for the benefit of Borrower or any other party. If Borrower is refinancing any of the Senior Debt with a new lender, upon Senior Creditor's request of Junior Creditor, Junior Creditor will enter into a new subordination agreement with the new lender on substantially the terms of this Agreement.

          10. This Agreement may be executed in two or more counterparts, each of which is an original and all of which together constitute one instrument.

          11. Delaware law governs this Agreement without regard to principles of conflicts of law. Junior Creditor and Senior Creditor each submit to the exclusive jurisdiction of the State and Federal courts in Delaware. JUNIOR CREDITOR AND SENIOR CREDITOR EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF THIS AGREEMENT OR ANY CONTEMPLATED TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

          12. This Agreement is the entire agreement about this subject matter, and supersedes all prior or other negotiations or agreements. Junior Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement. Junior Creditor will keep itself informed of Borrower's financial and other condition. This Agreement may be amended only by written instrument signed by Junior Creditor and Senior Creditor.


"Junior Creditor"                              "Senior Creditor"


                                               TOUCAN CAPITAL FUND II, L.P.
__________________________________________
Name                                           By: _____________________________

                                               Title: __________________________
                                               "Borrower"

                                               NORTHWEST BIOTHERAPEUTICS, INC.

                                               By: _____________________________

                                               Title: __________________________


                                       3.